Exhibit 13.1
Annual Certification
Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002
Pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Credit Suisse Group AG and Credit Suisse AG, incorporated in Switzerland (the “Companies”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2020 of the Companies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Companies for such period presented.
Dated: March 18, 2021
/s/ Thomas Gottstein
Name: Thomas Gottstein
Title: Chief Executive Officer of Credit Suisse Group AG and Credit Suisse AG
Dated: March 18, 2021
/s/ David R. Mathers
Name: David R. Mathers
Title: Chief Financial Officer of Credit Suisse Group AG and Credit Suisse AG